RULE 12d1-4
FUND OF FUNDS INVESTMENT AGREEMENT

This RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT, dated as of June
17, 2025, is by and among (i) GPS Funds II (the “Acquiring Investment Company”), a statutory trust organized under the laws of the State of Delaware, on behalf of its separate series listed on Schedule A (each, an “Acquiring Fund”), severally and not jointly; (ii) DFA Investment Dimensions Group Inc. (“DFAIDG”); (iii) Dimensional Investment Group Inc. (“DIG”), and along with DFAIDG, each a corporation organized under the laws of the State of Maryland; and (iv) Dimensional ETF Trust (the “ETF Trust”), a statutory trust organized under the laws of the State of Delaware (each of DFAIDG, DIG and the ETF Trust is an “Acquired Investment Company”, each on behalf of its respective series listed on Schedule B (each, an “Acquired Fund”), severally and not jointly). The Acquired Funds consist of series of (A) DFAIDG and DIG (each, an “Acquired Mutual Fund”) and (B) the ETF Trust (each, an “Acquired ETF”).
WHEREAS, the Acquiring Investment Company and each Acquired Investment Company is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, and Section 12(d)(1)(B) of the 1940 Act limits the extent to which a registered open-end investment company, its principal underwriter (the “Distributor”), or registered brokers or dealers (“Brokers”) may knowingly sell shares of such registered investment company to other investment companies; and

WHEREAS, the Acquiring Investment Company is operated as a series investment company, and each Acquiring Fund is a series of the Acquiring Investment Company, having its own assets and liabilities and investing in securities in accordance with its own investment objectives and policies, as described in the registration statement for the Acquiring Funds and the Acquiring Investment Company; and

WHEREAS, each Acquired Investment Company is operated as a series investment company, and each Acquired Fund is a series of its respective Acquired Investment Company, having its own assets and liabilities and investing in securities in accordance with its own investment objectives and policies, as described in the registration statements for the Acquired Funds and the Acquired Investment Companies; and

WHEREAS, certain Acquired Mutual Funds are feeder funds (“Feeder Funds”) that invest substantially all of their assets in corresponding master funds (“Master Funds”) in accordance with Section 12(d)(1)(E) of the 1940 Act; and

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits (i) series of registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the shares of the Acquired Funds (“Shares”), in excess of the limits of Section 12(d)(1)(A) of the 1940 Act, and (ii) registered investment companies, such as the Acquired Funds, as well as the Distributor and Brokers, knowingly to sell Shares of the Acquired

Funds to the Acquiring Funds in excess of the limits of Section 12(d)(1)(B) of the 1940 Act, subject to compliance with the terms and conditions of the Rule; and

WHEREAS, under the Rule, prior to acquiring Shares in excess of the limits imposed by Section 12(d)(1)(A), the Acquiring Investment Company, on behalf of the Acquiring Funds, must enter into a written agreement with the Acquired Investment Company, on behalf of the applicable Acquired Funds; and

WHEREAS, under the Rule, prior to an Acquired Fund, the Distributor, or a Broker knowingly selling Shares in excess of the limits imposed by Section 12(d)(1)(B), the Acquired Investment Company, on behalf of the Acquired Funds, must enter into a written agreement with the Acquiring Investment Company, on behalf of the applicable Acquiring Funds; and
WHEREAS, an Acquiring Fund, from time to time, may invest in Shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule; and
WHEREAS, an Acquired Fund, the Distributor, or a Broker, from time to time, may knowingly sell Shares of one or more Acquired Funds to an Acquiring Fund in excess of the limitations of Section 12(d)(1)(B) in reliance on the Rule; and

NOW THEREFORE, in accordance with the Rule, the Acquiring Investment Company, on behalf of the Acquiring Funds, and each Acquired Investment Company, on behalf of its respective Acquired Funds, desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule and the Acquired Funds, the Distributor, or a Broker may sell Shares of the Acquired Funds to the Acquiring Funds in reliance on the Rule.

1.Terms of Investment

(a)Dimensional Fund Advisors LP (“Dimensional”), the Acquired Funds’ investment adviser, has determined that the risk of undue influence on an Acquired ETF by an Acquiring Fund investing in reliance on the Rule is sufficiently limited because each Acquired ETF operates as an exchange-traded fund, and therefore is designed to accommodate large investments and redemptions, whether from Acquiring Funds or other investors. Creation and redemption orders for Shares of the Acquired ETFs can only be submitted by Brokers or other participants (collectively, “Authorized Participants”) that have entered into an agreement (each an “Authorized Participant Agreement”) with the ETF Trust’s Distributor to transact in Shares of the Acquired ETFs. The Acquired ETFs also have policies and procedures (the “Basket Policies”) that have been adopted pursuant to Rule 6c-11 under the 1940 Act, which govern transactions in the Acquired ETFs’ Shares. Any creation or redemption order submitted by an Acquiring Fund through an Authorized Participant will be satisfied pursuant to the Basket Policies and the relevant Authorized Participant Agreement. The Basket Policies include provisions that govern in-kind creations and redemptions, as well as cash transactions. In any event, the Acquired ETFs generally expect that the Acquiring Funds will, and the Acquiring Funds generally intend to, transact in Shares in the Acquired ETFs on the secondary market rather than through direct creation and redemption transactions with the Acquired ETFs.

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(b)In the case of the Acquired Mutual Funds, in order to help reasonably address the risk of undue influence on an Acquired Mutual Fund by an Acquiring Fund, and to assist Dimensional with making the required findings under the Rule, each Acquiring Fund and each Acquired Mutual Fund agree as follows:
(i)In-kind redemptions. The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Mutual Fund’s then-current registration statement, as supplemented from time to time, the Acquired Mutual Fund may honor any redemption request partially or wholly in-kind.

(ii)Timing/advance notice of redemptions. The Acquiring Fund will use reasonable efforts to spread large redemption requests over multiple days or to provide advance notification of redemption requests to the Acquired Mutual Fund(s) whenever practicable and consistent with the Acquiring Fund’s best interests. This provision will apply to redemption requests that are greater than 2.5% of an Acquired Mutual Fund’s total outstanding Shares, or such other reasonable amount that the Acquired Mutual Fund identifies in writing. The Acquired Mutual Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to redeem and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any.
(iii)Scale of investment. Upon a reasonable request by an Acquired Mutual Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investments in the Acquired Mutual Fund and the scale of its contemplated investments in the Acquired Mutual Fund.

(c)An Acquiring Fund and its advisory group, as that term is defined in the Rule (the “Advisory Group”), individually and in the aggregate, will not hold or beneficially own more than 25% of the total outstanding Shares of an Acquired Fund or otherwise control an Acquired Fund within the meaning of Section 2(a)(9) of the 1940 Act. If the Acquiring Fund and its Advisory Group become holders of more than 25% of the total outstanding Shares of an Acquired Mutual Fund as a result of a decrease in the total outstanding Shares of the Acquired Mutual Fund, the Acquiring Fund and its Advisory Group agree to (i) vote Shares of the Acquired Mutual Fund as required by Rule 12d1-4(b)(1)(ii)(B) and (ii) not to acquire any additional Shares. An Acquired Investment Company may redeem (in cash or in kind) Shares held by the Acquiring Funds in an amount necessary to reduce the Advisory Group’s holdings or beneficial ownership to or below 25% of the total outstanding Shares of such Acquired Fund. For purposes of this Section, an Acquiring Fund that acquires Shares of an Acquired Mutual Fund that is a Feeder Fund will be considered to have acquired Shares of the Feeder Fund and the Feeder Fund’s Master Fund, and the procedures described in this Section will apply to the Acquiring Fund’s ownership of Shares of the Feeder Fund and the Feeder Fund’s Master Fund.

No Acquired Mutual Fund shall be obligated to sell any Shares to any Acquiring Fund and an Acquired Mutual Fund may reject any purchase order for any reason, including if the Acquired

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Investment Company believes that rejection of a purchase order is in the best interests of an Acquired Mutual Fund or following a resolution of the Board of Directors/Trustees of the Acquired Investment Company to liquidate an Acquired Mutual Fund. No Acquiring Fund will (i) acquire Shares of an Acquired Mutual Fund that invests directly in portfolio securities (a “Stand Alone Acquired Fund”) that would result in the Acquiring Fund and other members of the Advisory Group owning Shares of the Stand Alone Acquired Fund in excess of 25% of the total outstanding Shares of such Stand Alone Acquired Fund, or (ii) acquire Shares of an Acquired Mutual Fund that is a Feeder Fund that would result in the Acquiring Fund (indirectly) owning Shares in the Acquired Mutual Fund’s corresponding Master Fund in excess of 25% of the total outstanding Shares of such Master Fund. Schedule B to this Agreement indicates which Acquired Mutual Funds are Stand Alone Acquired Funds, Feeder Funds, and Master Funds. For purposes of this Section, an Acquiring Fund that acquires Shares of an Acquired Mutual Fund that is a Feeder Fund will be considered to have acquired Shares of the Feeder Fund and the Feeder Fund’s Master Fund. The Acquiring Investment Company hereby acknowledges that, if an Acquiring Fund’s indirect ownership of Shares in the Acquired Mutual Fund’s Master Fund (aggregated with the indirect ownership by other members of the Advisory Group) is determined to exceed the limitations of this Section, the Acquired Mutual Fund may redeem such amount of its Shares owned by the Acquiring Fund sufficient to comply with this Section.
In the case of the ETF Trust and the Acquired ETFs, the Acquiring Investment Company or the Advisory Group agrees to notify the ETF Trust promptly when the Advisory Group in the aggregate holds or beneficially owns 23% or more of the total outstanding Shares of an Acquired ETF and again if the Advisory Group owns more than 25% of the total outstanding Shares of such Acquired ETF. If the Acquiring Fund and its Advisory Group become holders of more than 25% of the total outstanding Shares of an Acquired ETF as a result of a decrease in the total outstanding Shares of the Acquired ETF, the Acquiring Fund and its Advisory Group agree to (i) vote Shares of the Acquired ETF as required by Rule 12d1-4(b)(1)(ii)(B) and (ii) not to acquire any additional Shares. In the event that the 25% threshold is exceeded by means other than as a result of a decrease in the total outstanding Shares of the Acquired ETF, the Acquiring Funds or other members of the Advisory Group agree to promptly reduce their holdings or beneficial ownership below 25% of the total outstanding Shares of the Acquired ETF.

The foregoing provisions relating to control shall not apply if the Acquiring Fund’s investment sub-adviser or any person controlling, controlled by, or under common control with such investment sub-adviser acts as an Acquired Fund’s investment adviser or depositor, consistent with the Rule.
At the time of an Acquiring Fund’s investment in Shares of an Acquired Fund in excess of the limit in Section 12(d)(1)(A)(i), the Acquiring Investment Company will notify the Acquired Investment Company promptly of the investment (which notification may be via email to the contact(s) identified in this Agreement). At such time, the Acquiring Investment Company also will transmit to the Acquired Investment Company a list (the “List”) of the name of each entity comprising its Advisory Group. The Acquiring Investment Company will notify the Acquired Investment Company of any changes to the List as soon as reasonably practicable after a change occurs. Furthermore, for the avoidance of doubt, this Section 1(c) shall not, in any way, be construed to impose an affirmative obligation on an Acquired Investment Company, on behalf of

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its respective Acquired Fund, to monitor, notify, or redeem an Acquiring Fund’s ownership of Shares in an Acquired Fund.
(d)In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule. The parties agree that, absent unusual circumstances, such information shall be contained in the Acquired Funds’ registration statements, as supplemented from time to time, and shareholder reports.

2.Representations, Warranties, and Agreements of the Acquired Funds

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of Shares by an Acquired Fund, the Distributor, or a Broker to an Acquiring Fund in excess of the limitations in Section 12(d)(1)(B), each Acquired Fund represents, warrants, and agrees that it will, for as long as this Agreement remains in effect: (i) comply with all of the terms and conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to the Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the applicable Acquiring Fund in writing if such Acquired Fund fails to comply with (A) the terms and conditions of the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its staff from time to time, or (B) this Agreement.

3.Representations, Warranties, and Agreements of the Acquiring Funds

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of Shares by an Acquired Fund, the Distributor, or a Broker to an Acquiring Fund in excess of the limitations of Section 12(d)(1)(B), each Acquiring Fund represents, warrants, and agrees that it will, for as long as this Agreement remains in effect: (i) comply with all of the terms and conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to the Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the applicable Acquired Fund in writing if such Acquiring Fund fails to comply with (A) the terms and conditions of the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its staff from time to time, or (B) this Agreement.
4.Indemnification

Each Acquiring Fund, severally and not jointly, agrees to hold harmless, indemnify and defend the Acquired Funds, including any principals, directors or trustees, officers, employees and agents of the applicable Acquired Investment Company (each, an “Acquired Investment Company Agent”), against and from any and all losses, expenses or liabilities incurred by or claims or actions (together, “Claims”) asserted against the Acquired Funds, including any Acquired Investment Company Agent, to the extent such Claims result from (i) a violation or alleged violation by an Acquiring Fund or any principals, directors or trustees, officers, employees or agents of the

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Acquiring Investment Company (each, an “Acquiring Investment Company Agent”) of any provision of this Agreement, or (ii) a violation or alleged violation by an Acquiring Fund or an
Acquiring Investment Company Agent of the terms and conditions of the Rule, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.

Each Acquired Fund, severally and not jointly, agrees to hold harmless, indemnify and defend the Acquiring Funds, including any principals, directors or trustees, officers, employees, and Acquiring Investment Company Agents, against and from any and all Claims asserted against the Acquiring Funds, including any Acquiring Investment Company Agent, to the extent such Claims result from (i) a violation or alleged violation by an Acquired Fund or any Acquired Investment Company Agent of any provision of this Agreement, or (ii) a violation or alleged violation by an Acquired Fund or an Acquired Investment Company Agent of the terms and conditions of the Rule, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.

No party to this Agreement shall be liable under this indemnification provision with respect to any special or consequential damages or any losses, claims, damages or liabilities to which an indemnified party would otherwise be subject by reason of such indemnified party’s willful misfeasance, bad faith, or gross negligence in the performance of such indemnified party’s duties or by reason of such indemnified party’s reckless disregard of its obligations or duties under this Agreement or the Rule.
5.Notices

All notices, including all information that a party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Funds:	If to the Acquiring Funds:
Fund Compliance Team	Legal Department
C/o AssetMark, Inc.	DFA Investment Dimensions Group Inc.
1655 Grant Street, 10th Floor	Dimensional Investment Group Inc.
Concord, CA 94520	Dimensional ETF Trust
Email: FundCompliance@AssetMark.com	6300 Bee Caves Road, Building One
Austin, TX 78746
With a copy to:
Fabio Battaglia	With a copy to:
Stradley Ronon Stevens & Young, LLP	GCG_Ops@dimensional.com
2005 Market Street
Philadelphia, PA 19105-7028
Telephone: (215) 564-8077
Email: fbattaglia@stradley.com

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6.Governing Law

This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles, and the applicable provisions of the 1940
Act or other federal laws and regulations which may be applicable. To the extent that the applicable laws of the State of Delaware or any of the provisions herein conflict with the applicable provisions of the 1940 Act or other federal laws and regulations which may be applicable, the latter shall control. The parties to this Agreement hereby irrevocably agree to submit to the jurisdiction of the courts located in the State of Delaware for any action or proceeding arising out of this Agreement, and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard or determined in such courts.

7.Term and Termination
(a)This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time. While the terms of the Agreement shall only be applicable to investments by the Acquiring Funds in the Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time, the Agreement shall continue in effect until terminated pursuant to this Section 7.
(b)This Agreement shall continue, in its entirety or with respect to any particular Acquiring Fund or Acquired Fund, until terminated in writing by any party upon 60 days’ written notice to the other parties; provided, however, that the provisions of Section 4 shall survive the termination of this Agreement. Upon termination of this Agreement, no Acquiring Fund may purchase additional shares of an Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule. Upon termination of this Agreement with respect to any particular Acquiring Fund or Acquired Fund, the parties may not rely on the Rule with respect to any investment by such terminated Acquiring Fund in Shares of Acquired Funds or investment in Shares of such terminated Acquired Fund by Acquiring Funds.

8.Miscellaneous
(a)Material Representations. It is understood that the name “Dimensional Fund Advisors,” “Dimensional,” “DFA” or any derivative thereof or logos associated with those names are the valuable property of Dimensional and its affiliates. The Acquired Investment Company hereby consents to the Acquiring Investment Company’s use of the name of the Acquired Investment Company’s Acquired Funds and the names of their affiliates in the Acquiring Funds’ disclosure documents and, to the extent required, necessary, or advisable, in shareholder communications for so long as this Agreement is valid. No party hereto, or any of their affiliates, shall use the name or any trade name, trademark, trade device, service mark, or symbol, or any abbreviation, contraction, derivatives or simulation thereof, of any other party hereto, or any of their affiliates, for any purpose, including in its marketing materials, unless it first receives prior written approval of the relevant party(ies), which such approval may not be unreasonably withheld. Upon termination of this Agreement or withdrawal of any such approval, the parties shall immediately forthwith cease to use the name or any trade name, trademark, trade

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device, service mark, or symbol, or any abbreviation, contraction, or simulation thereof, of any other party except to the extent that continued use is required by applicable laws, rules, and regulations. Except with the written consent of an Acquired Investment Company, the Acquiring Investment Company shall not make any oral or written material representations concerning any Acquired Investment Company, any Acquired Fund, or Dimensional other than the information or representations contained in: (i) a registration statement or prospectus for an Acquired Investment Company, as amended or supplemented from time to time; (ii) published reports or statements of an Acquired Fund that are in the public domain or approved by an Acquired Investment Company or Dimensional; or (iii) sales literature or other promotional material of an Acquired Investment Company. This section shall not apply to shareholder communications, regulatory reporting, client investment proposals, and marketing materials provided to financial advisors for use with their clients.
(b)Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties. This Agreement is binding upon, and inures to the benefit of, the parties hereto, and their respective successors and assigns.

(c)Amendment. This Agreement may be amended only by a writing that is signed by each party, except with respect to the contact information included in Section 5, which may be amended from time to time by any party upon written notice to the other parties.

(d)Several Liability. In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy and not to any other series of the Acquiring Investment Company. In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy and not to any other series of the applicable Acquired Investment Company.

(e)Counterparts. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which collectively constitute only one Agreement. The signatures of all of the parties need not appear on the same counterpart. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties.
(f)Use of Terms. Unless indicated otherwise, any term used but not defined in this Agreement shall be construed as defined in or interpreted under the Rule.
(g)Severability. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

(h)Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GPS Funds II, on behalf of the Acquiring Funds listed on Schedule A to this Agreement, severally and not jointly
/s/ Datrick Young
Datrick Young
Title:	Treasurer

DFA Investment Dimensions Group, Inc., on behalf of the Acquiring Funds listed on Schedule B to this Agreement, severally and not jointly
/s/ Carolyn Lee
Carolyn Lee
Title:	Vice President and Secretary

Dimensional Investment Group, Inc., on behalf of the Acquiring Funds listed on Schedule B to this Agreement, severally and not jointly
/s/ Carolyn Lee
Carolyn Lee
Title:	Vice President and Secretary

Dimensional ETF Trust, on behalf of the Acquiring Funds listed on Schedule B to this Agreement, severally and not jointly
/s/ Carolyn Lee
Carolyn Lee
Title:	Vice President and Secretary

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SCHEDULE A
List of Acquiring Funds of the Acquiring Investment Company to which the Agreement Applies

GPS FUNDS II
GuidePath® Growth Allocation Fund
GuidePath® Conservative Allocation Fund
GuidePath® Tactical Allocation Fund
GuidePath® Absolute Return Allocation Fund
GuidePath® Multi-Asset Income Allocation Fund
GuidePath® Flexible Income Allocation Fund
GuidePath® Conservative Income Fund
GuidePath® Income Fund
GuidePath® Growth and Income Fund

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SCHEDULE B

List of Acquired Funds of the Acquired Investment Companies to which the Agreement Applies
DFA INVESTMENT DIMENSIONS GROUP INC.
Asia Pacific Small Company Portfolio**
Continental Small Company Portfolio**
DFA California Intermediate-Term Municipal Bond Portfolio*
DFA California Municipal Real Return Portfolio*
DFA California Short-Term Municipal Bond Portfolio*
DFA Commodity Strategy Portfolio*
DFA Five-Year Global Fixed Income Portfolio*
DFA Global Core Plus Fixed Income Portfolio* DFA Global Core Plus Real Return Portfolio*
DFA Global Sustainability Fixed Income Portfolio*
DFA Inflation-Protected Securities Portfolio*
DFA Intermediate Government Fixed Income Portfolio*
DFA Intermediate-Term Extended Quality Portfolio*
DFA Intermediate-Term Municipal Bond Portfolio*
DFA International Real Estate Securities Portfolio*
DFA International Small Cap Value Portfolio*
DFA Investment Grade Portfolio*
DFA LTIP Portfolio*
DFA Municipal Bond Portfolio*
DFA Municipal Real Return Portfolio*
DFA MN Municipal Bond Portfolio*
DFA NY Municipal Bond Portfolio*
DFA One-Year Fixed Income Portfolio*
DFA Oregon Municipal Bond Portfolio*
DFA Real Estate Securities Portfolio*
DFA Selective State Municipal Bond Portfolio*
DFA Selectively Hedged Global Fixed Income Portfolio*
DFA Short-Duration Real Return Portfolio*
DFA Short-Term Extended Quality Portfolio*
DFA Short-Term Government Portfolio*
DFA Short-Term Municipal Bond Portfolio*
DFA Short-Term Selective State Municipal Bond Portfolio*
DFA Social Fixed Income Portfolio*
DFA Targeted Credit Portfolio*
DFA Two-Year Global Fixed Income Portfolio*
DFA World ex U.S. Government Fixed Income Portfolio*
Dimensional World ex U.S. Sustainability Targeted Value Portfolio*
Emerging Markets Core Equity 2 Portfolio*
Emerging Markets ex China Core Equity Portfolio*
Emerging Markets Portfolio**
Emerging Markets Small Cap Portfolio**
Emerging Markets Social Core Equity Portfolio*
Emerging Markets Sustainability Core 1 Portfolio*
Emerging Markets Targeted Value Portfolio*
Emerging Markets Value Portfolio**
Enhanced U.S. Large Company Portfolio*
International Core Equity 2 Portfolio*
International High Relative Profitability Portfolio*
International Large Cap Growth Portfolio*
International Small Cap Growth Portfolio*
International Social Core Equity Portfolio*
International Sustainability Core 1 Portfolio*

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International Vector Equity Portfolio*
Japanese Small Company Portfolio**
Large Cap International Portfolio*
United Kingdom Small Company Portfolio**
U.S. Core Equity 1 Portfolio*
U.S. Core Equity 2 Portfolio*
U.S. High Relative Profitability Portfolio*
U.S. Large Cap Equity Portfolio*
U.S. Large Cap Growth Portfolio*
U.S. Large Cap Value Portfolio**
U.S. Micro Cap Portfolio*
U.S. Small Cap Growth Portfolio*
U.S. Small Cap Portfolio*
U.S. Small Cap Value Portfolio*
U.S. Social Core Equity 2 Portfolio*
U.S. Sustainability Core 1 Portfolio*
U.S. Sustainability Targeted Value Portfolio*
U.S. Targeted Value Portfolio*
U.S. Vector Equity Portfolio*
World ex U.S. Core Equity Portfolio*
World ex U.S. Targeted Value Portfolio*

DIMENSIONAL INVESTMENT GROUP INC.
DFA International Value Portfolio**
DFA Two-Year Fixed Income Portfolio*
DFA Two-Year Government Portfolio*
U.S. Large Company Portfolio*

DIMENSIONAL ETF TRUST
Dimensional California Municipal Bond ETF*
Dimensional Core Fixed Income ETF*
Dimensional Emerging Core Equity Market ETF*
Dimensional Emerging Markets Core Equity 2 ETF*
Dimensional Emerging Markets ex China Core Equity ETF*
Dimensional Emerging Markets High Profitability ETF*
Dimensional Emerging Markets Sustainability Core 1 ETF*
Dimensional Emerging Markets Value ETF*
Dimensional Global Core Plus Fixed Income ETF*
Dimensional Global Credit ETF*
Dimensional Global ex U.S. Core Fixed Income ETF*
Dimensional Global Real Estate ETF*
Dimensional Global Sustainability Fixed Income ETF*
Dimensional Inflation-Protected Securities ETF*
Dimensional International Core Equity 2 ETF*
Dimensional International Core Equity Market ETF*
Dimensional International High Profitability ETF*
Dimensional International Small Cap ETF*
Dimensional International Small Cap Value ETF*
Dimensional International Sustainability Core 1 ETF*
Dimensional International Value ETF*
Dimensional International Vector Equity ETF*
Dimensional National Municipal Bond ETF*
Dimensional Short-Duration Fixed Income ETF*
Dimensional U.S. Core Equity 1 ETF*
Dimensional U.S. Core Equity 2 ETF*
Dimensional U.S. Core Equity Market ETF*
Dimensional U.S. Equity ETF*
Dimensional U.S. High Profitability ETF*
Dimensional U.S. Large Cap Value ETF*

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Dimensional U.S. Large Cap Vector ETF*
Dimensional U.S. Marketwide Value ETF*
Dimensional U.S. Real Estate ETF*
Dimensional U.S. Small Cap ETF*
Dimensional U.S. Small Cap Value ETF*
Dimensional U.S. Sustainability Core 1 ETF*
Dimensional U.S. Targeted Value ETF*
Dimensional U.S. Vector Equity ETF*
Dimensional Ultrashort Fixed Income ETF*
Dimensional World ex U.S. Core Equity 2 ETF*

* A Stand Alone Acquired Fund in which an Acquiring Fund and the members of the Advisory Group collectively may acquire up to 25% of the Stand Alone Acquired Fund’s total outstanding voting securities.
** An Acquired Mutual Fund that is a Feeder Fund investing in a Master Fund (which may also be a Stand Alone Acquired Mutual Fund) in which an Acquiring Fund and the members of the Advisory Group collectively may acquire up to 25% of the corresponding Master Fund’s total outstanding voting securities.

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